Exhibit 8.1

LOEB & LOEB LLP 345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.656.1307

January 21, 2026

One Blockchain LLC
1540 Broadway Ste 1010
New York, NY 10036

Re:	Registration Statement of BlockchAIn Digital Infrastructure, Inc.

Ladies and Gentlemen:

We have acted as United States counsel to One Blockchain LLC, a Delaware limited liability company (“One Blockchain”), in connection with the proposed Business Combination (as defined below) contemplated by an agreement made and entered into as of May 27, 2025, by and among Signing Day Sports, Inc., a Delaware corporation (“SGN”), BlockchAIn Digital Infrastructure, Inc., a Delaware corporation (“BlockchAIn”), One Blockchain, BCDI Merger Sub I Inc., a Delaware corporation and a wholly-owned direct subsidiary of BlockchAIn (“Merger Sub I”), and BCDI Merger Sub II LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of BlockchAIn (“Merger Sub II”), as amended from time to time, whereby: (a) Merger Sub I will merge with and into SGN, with SGN continuing as the surviving entity and wholly-owned direct subsidiary of BlockchAIn and (b) Merger Sub II will merge with and into One Blockchain, with One Blockchain continuing as the surviving entity and wholly-owned direct subsidiary of BlockchAIn (collectively, the “Business Combination”).

The Business Combination and certain other related transactions are described in the Registration Statement of BlockchAIn Digital Infrastructure, Inc. on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on December 1, 2025 (Registration Number 333-291856) as amended through the date hereof (the “Registration Statement”).

In rendering this opinion, we have reviewed the Registration Statement and have assumed with your approval the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement.

Based on the foregoing and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and in the Registration Statement and other customary assumptions, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “ — Material U.S. Federal Income Tax Consequences of the Business Combination and Material U.S. Federal Income Tax Consideration of the Ownership and Disposition of BlockchAIn Common Shares  — The Business Combination.”

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to One Blockchain under the caption “ — Material U.S. Federal Income Tax Consequences of the Business Combination and Material U.S. Federal Income Tax Consideration of the Ownership and Disposition of BlockchAIn Common Shares  — The Business Combination” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Regards,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP